Exhibit 99.1

Century Therapeutics Reports Second Quarter 2026 Financial Results and Business Updates

•	Completed pre-IND meeting with the FDA for CNTY-813, an iPSC-derived islet replacement therapy with functional cure potential in type 1 diabetes (T1D); IND submission on track for 4Q 2026

•	CNTY-813 preclinical data from oral presentation at ADA 2026 showed durable glucose control in vivo, immune evasion, and manufacturing success at clinical scale, advancing its potential as a functional cure for T1D

•	Upcoming oral presentations at European Association for the Study of Diabetes (EASD 2026) and Breakthrough T1D® Clinical & Research Congress 2026 highlighting CNTY-813

•	Company remains on track to advance CNTY-308, a CD19-targeted CAR-iT cell therapy with Allo-EvasionTM 5.0 into the clinic this year

•	Cash runway into 1Q 2029 with cash, cash equivalents, and investments of $197.2 million as of June 30, 2026

PHILADELPHIA, August 12, 2026 –– Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), a biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies for autoimmune diseases, including T1D, and cancer, today reported financial results for the second quarter ended June 30, 2026, and recent business highlights.

"We are executing with speed against key development milestones, reinforcing our confidence in delivering on our ambition to transform diseases like T1D by creating functional cures at scale," said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. "With CNTY-813, our preclinical data at ADA 2026 continue to support its potential as a functional T1D cure, and we have established our Phase 1 manufacturing process, demonstrating consistent product quality across independent batches. Our recent pre-IND meeting with the FDA builds on that progress yielding alignment with the FDA on our nonclinical data package, manufacturing strategy, and proposed Phase 1/2 trial design, keeping CNTY-813's IND submission on track for the fourth quarter of 2026. In addition, CNTY-308 remains on track to enter the clinic in 2026."

Second Quarter 2026 and Recent Highlights

Pre-IND meeting with the FDA supports regulatory and initial clinical path for CNTY-813

•	Following a recent pre-IND meeting with the FDA, Century remains on track to submit an IND for CNTY-813 in the fourth quarter of 2026.

•	Century and the FDA reached general alignment on the nonclinical data package, the proposed Phase 1 manufacturing process and the Phase 1/2 clinical trial design which includes alignment on:

o	GLP toxicology study, which is ongoing and on track to support the planned submission.

o	Phase 1 manufacturing process and testing plan that includes cell bank, intermediate, and final drug product release tests.

o	Proposed Phase 1/2 clinical trial including dosing and patient eligibility criteria.

•	New preclinical data further support CNTY-813 as a potential functional cure for T1D; data were presented at the 2026 American Diabetes Association (ADA) Scientific Sessions in June (link to press release HERE).

Data demonstrated key advancements for CNTY-813 including:

o	Durable in vivo glucose control maintained for more than eight months and immune evasion under allogeneic immune pressure without immunosuppression.

o	Consistent and scalable product quality and performance at Phase 1 clinical trial scale.

•	IND submission remains on track for 4Q 2026, with initial clinical data expected in 2H 2027.

CNTY-813 Phase 1 manufacturing process established

•	Century has established its Phase 1 clinical manufacturing bioreactor process for CNTY-813, demonstrating consistent process performance and product quality, endocrine purity, and optimal islet cell content across independent batches run at the same scale intended for the Phase 1 clinical trial.

CNTY-813 preclinical data selected for oral presentations at congresses this fall

•	62nd Annual Meeting of the European Association for the Study of Diabetes (EASD 2026; Milan, Italy; Presentation #225, Paris Hall, October 2nd, 2026, 10-11 AM CEST)

•	Breakthrough T1D® Clinical & Research Congress 2026 (CRC 2026; Philadelphia, Pennsylvania; Presentation #341, Hall 1, October 9th, 2026, 3:50- 4:50 PM EST)

•	Both presentations will highlight CNTY-813, Century's iPSC-derived islet replacement therapy program engineered with Allo-Evasion™ 5.0 for patients with T1D.

CNTY-308 clinical trial planned to initiate in 2026

•	Century remains on track, after aligning on nonclinical, manufacturing and Phase 1 clinical trial parameters with health authorities, to complete IND-enabling activities for CNTY-308, a CD19-targeted CD4⁺/CD8⁺ αβ CAR-iT cell therapy engineered with Allo-Evasion™ 5.0 for B-cell-mediated diseases. CNTY-308 is anticipated to enter the clinic in 2026.

•	Preclinical data showed functional comparability to primary CAR-T cells, including target-driven proliferation, cytokine secretion, and durable persistence. Collectively, these results and the expanding clinical validation of CAR-T therapy support Century’s confidence that CNTY-308 could deliver autologous-like benefits in an allogeneic, patient-centric format designed to broaden access.

Second Quarter 2026 Financial Results

•	Cash Position: Cash, cash equivalents, and investments were $197.2 million as of June 30, 2026, as compared to $117.1 million as of December 31, 2025. The company estimates its cash, cash equivalents, and investments as of June 30, 2026 will support operations into 1Q 2029.

•	Research and Development (R&D) Expenses: R&D expenses were $19.6 million for the quarter ended June 30, 2026, compared to $26.9 million for the same period in 2025. The decrease was primarily the result of a reduction in personnel and a reduction in facility costs as a result of our previously announced portfolio prioritization.

•	General and Administrative (G&A) Expenses: G&A expenses were $5.8 million for the quarter ended June 30, 2026, compared to $7.8 million for the same period in 2025.

•	Net Income (Loss): Net (loss) was $34.6 million for the quarter ended June 30, 2026, compared to net (loss) of $32.5 million for the same period in 2025.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a biotechnology company advancing a pipeline of induced pluripotent stem cell (iPSC)-derived cell therapies with the potential to meaningfully address autoimmune diseases, including type 1 diabetes, and cancer. Century’s therapies are derived from its iPSC cell foundry and leverage its novel immune evasion engineering technology, Allo-Evasion™. Century believes its approach to developing off-the-shelf cell therapies will expand patient access and provide advantages over existing cell therapies which will ultimately advance the course of care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements our timing and expectations regarding our preclinical and clinical development programs, including their planned development, therapeutic potential and market opportunity, ongoing and planned regulatory submissions and interactions, the achievement of developmental milestones, corporate strategies, anticipated data readouts, and our financial resources and expected cash runway are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements.

Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Douglas Carr

Senior Vice President, Finance

investor.relations@centurytx.com

Corey Davis, Ph.D.

LifeSci Advisors,

LLC 212-915-2577

cdavis@lifesciadvisors.com

Century Therapeutics, Inc.

Condensed Balance Sheets

(unaudited, in thousands)

	June 30, 2026	December 31, 2025
Assets

Current assets
Cash and cash equivalents	$49,642	$61,853
Short-term investments	70,070	55,261
Prepaid expenses and other current assets	5,056	3,655
Total current assets	124,768	120,769

Property and equipment, net	34,482	50,026
Operating lease right-of-use assets	13,513	16,139
Long-term investments	77,477	—
Intangible assets	34,200	34,200
Other long-term assets	2,566	2,570
Total assets	$287,006	$223,704

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$4,823	$4,773
Accrued expenses and other liabilities	10,245	11,696
Contingent consideration liability, short-term	—	3,757
Total current liabilities	15,068	20,226

Operating lease liability, long term	34,626	40,241
Other long-term liabilities	666	—
Deferred tax liability	4,301	4,301
Total liabilities	54,661	64,768

Common stock	18	9
Additional paid-in capital	1,081,133	950,814
Accumulated deficit	(848,112)	(791,917)
Accumulated other comprehensive income	(694)	30
Total stockholders’ equity	232,345	158,936
Total liabilities and stockholders’ equity	$287,006	$223,704

Century Therapeutics, Inc.

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Collaboration revenue	$—	$—	$—	$109,164

Operating expenses
Research and development	19,595	26,859	36,700	53,439
General and administrative	5,787	7,805	12,366	16,212
Loss on lease component termination	11,145	—	11,145	—
Total operating expenses	36,527	34,664	60,211	69,651

Income (loss) from operations	(36,527)	(34,664)	(60,221)	39,513

Interest income	1,982	2,010	4,001	4,431
Other income (expense), net	(5)	113	15	75
Total other income	1,977	2,123	4,016	4,506
Net income (loss)	$(34,550)	$(32,541)	$(56,195)	$44,019

Unrealized loss on investments	(109)	(222)	(724)	(241)
Comprehensive income (loss)	$(34,659)	$(32,763)	$(56,919)	$43,778

Net income (loss) per common share, basic and diluted	(0.17)	(0.38)	(0.28)	0.51
Weighted average common shares outstanding, basic	205,778,156	86,238,084	199,660,522	86,130,235
Weighted average common shares outstanding, diluted	205,778,156	86,238,084	199,660,522	86,207,666